SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             Registration Statement Under The Securities Act of 1933

                         ALADDIN SYSTEMS HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

          NEVADA                                     86-0866757
(State or Other Jurisdiction of              I.R.S. Employer Identification
Incorporation or Organization)                          Number

               165 WESTRIDGE DRIVE, WATSONVILLE, CALIFORNIA 95076
              (Address of Principal Executive Offices and Zip Code)

         Aladdin Systems Holdings, Inc. 1999 Incentive Stock Option Plan

                               Paul Goodman, Esq.
                    Ellenoff, Grossman, Schole & Cyruli, LLP
                              370 Lexington Avenue
                                   19th Floor
                               New York, NY 10017
                                 (212) 697-7400
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
Title of Securities         Amount to be            Proposed             Proposed               Amount of
To be Registered:           Registered:             Maximum               Maximum            Registration Fee:
                                                    Offering             Aggregate
                                                 Price Per Share:      Offering Price:
---------------------------------------------------------------------------------------------------------------
Common Stock,           3,000,000 Shares      $2.44                 $7,320,000            $2,112.00
par value $.001
---------------------------------------------------------------------------------------------------------------

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(1) There are registered hereby 3,000,000 shares of Common Stock of Aladdin
Systems Holdings, Inc. (the "Company") issuable pursuant to the Aladdin Systems Holdings, Inc. 1999 Incentive Stock Option Plan (the "1999 Plan").

(2) Estimated solely for purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices of the common stock on September 18, 2000, as reported on the Over-The-Counter Bulletin Board (OTCBB).

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The information required by Part I is included in documents sent or given to participants in the 1999 Incentive Stock Option Plan pursuant to Rule 428(b)(1).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant (File No. 0-28099) are incorporated by reference in this registration statement:

      (a) The Registration Statement on Form 10-SB filed on November 15, 1999, as amended pursuant to Section 12(g) of the Securities Exchange Act which became effective on January 15, 2000 pursuant to Section 12(g)(1)(B) of the Securities Exchange Act of 1934.

      (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since January 15, 2000.

      (c) The description of the Registrant's Common Stock contained in Item 8 of Part I of the Registrant's Registration Statement on Form 10-SB filed on November 15, 1999, as amended, and in Article Four of the Registrant's Articles

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of Incorporation, as amended, filed as an exhibit to the Registration Statement on Form 10-SB.

      All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference in this Registration Statement on Form S-8, and shall be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

      Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The validity of the shares of Common Stock to be issued pursuant to this registration statement will be passed upon by Ellenoff, Grossman, Schole & Cyruli, LLP. Ellenoff, Grossman, Schole & Cyruli, LLP, is legal counsel for the Registrant and Paul Goodman, a member of the firm, is a Director of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The General Corporation Law of Nevada limits the liability of officers and directors for breach of fiduciary duty except in certain specified circumstances, and also empowers corporations organized under Nevada Law to indemnify officers, directors, employees and others from liability in certain circumstances such as where the person successfully defended himself on the merits or acted in good faith in a manner reasonably believed to be in the best interests of the corporation.

      Our Articles of Incorporation, with certain exceptions, eliminate any personal liability of directors or officers to us or to our stockholders for monetary damages for the breach of such person's fiduciary duty, and, therefore, an officer or director cannot be held liable for damages to us or our stockholders for gross

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negligence or lack of due care in carrying out his (or her) fiduciary duties as a director or officer except in certain specified instances. We may also adopt by-laws which provide for indemnification to the full extent permitted under law which includes all liability, damages and costs or expenses arising from or in connection with service for, employment by, or other affiliation with us to the maximum extent and under all circumstances permitted by law.

      We intend to enter into indemnification agreements with our directors and officers. These agreements will provide, in general, that we shall indemnify and hold harmless such directors and officers to the fullest extent permitted by law against any judgments, fines, amounts paid in settlement, and expenses (including attorneys' fees and disbursements) incurred in connection with, or in any way arising out of, any claim, action or proceeding (whether civil or criminal) against, or affecting, such directors and officers resulting from, relating to or in any way arising out of, the service of such persons as our directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not Applicable.

ITEM 8. EXHIBITS.

      The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Act, as amended;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            PROVIDED, HOWEVER, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watsonville, State of California, on September 18, 2000.

ALADDIN SYSTEMS HOLDINGS, INC.


/s/ Jonathan Kahn
    ----------------------------------------------------
    Jonathan Kahn, Chief Executive Officer and Director

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Jonathan Kahn and Darryl Lovato, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

September 18, 2000


/s/ Jonathan Kahn
    ----------------------------------------------------
    Jonathan Kahn, Chief Executive Officer and Director
(Signature and Title)

September 18, 2000


/s/ Alexandra Gonzales
    ------------------------------------------------------------------------
    Alexandra Gonzales, Director of Finance and Principle Accounting Officer (Signature and Title)

                                  EXHIBIT INDEX

Exhibit      Description
Number

4(a)         Articles of Incorporation and Bylaws.(1)
4(b)         Amendment to Articles of Incorporation changing name to
             Aladdin Systems Holdings, Inc. (1)
4(d)         Aladdin Systems Holdings, Inc. 1999 Incentive Stock Option Plan
5.1          Opinion of Ellenoff Grossman Schole & Cyruli, LLP
23.1         Consent of Ellenoff Grossman Schole & Cyruli, LLP
23.2         Consent of Grant Thornton LLP.
23.3         Consent of Hutchinson & Bloodgood, LLP
24           Power of Attorney (set forth on signature page hereto)

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(1) Incorporated by reference from the Company's Form 10-SB filed on November
15, 1999 (Commission File No. 0-28099).